EXECUTION VERSION

NOMINATION AND STANDSTILL AGREEMENT

This Nomination and Standstill Agreement, dated June 10, 2013 (this “Agreement”), is by and among the persons and entities listed on Schedule A hereto (collectively, the “Icahn Group”, and individually a “member” of the Icahn Group) and Forest Laboratories, Inc. (the “Company”).  In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Board Representation.

(a)	The Company and the Icahn Group agree as follows:

(i)
on the date of this Agreement, the Company will add Vincent J. Intrieri (the “Icahn Designee”) to the Board of Directors of Forest Laboratories, Inc. (the “Board”) by increasing the size of the Board by one seat and appointing the Icahn Designee to fill such resulting vacancy;

(ii)
the Company will include the Icahn Designee in its slate of nominees for election as directors of the Company at the Company’s 2013 annual meeting of stockholders (the “2013 Annual Meeting”) and agrees that, in addition to the Icahn Designee, the Company’s slate of nominees for the 2013 Annual Meeting will include all of the incumbent members of the current Board (as long as they are willing to serve), and the Icahn Group agrees not to conduct a proxy contest for the election of directors with respect to the 2013 Annual Meeting;

(iii)
the Company will use its reasonable best efforts to cause the election of the Icahn Designee to the Company’s Board at the 2013 Annual Meeting (including recommending that the Company’s stockholders vote in favor of the election of the Icahn Designee (along with all other Company nominees) and otherwise supporting him or her for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate);

(iv)
that as a condition to the Icahn Designee’s appointment to the Board and nomination for election as a director of the Company at the 2013 Annual Meeting, the Icahn Group, including the Icahn Designee, agrees to provide to the Company such information as the Company is entitled to receive from other members of the Board as is required to be disclosed in proxy statements under applicable law, an executed consent from the Icahn Designee to be named as a nominee in the Company’s proxy statement for the 2013 Annual Meeting and to serve as a director if so elected, a completed D&O Questionnaire in the form separately provided to the Icahn Group, as contemplated by Section 1(c) of this Agreement an executed irrevocable resignation as director in the form attached hereto as Exhibit A-1,and an executed Majority Voting Resignation as director in the form attached as Exhibit A-2 (which form is a verbatim copy of the form as set forth in the Company’s Corporate Governance Guidelines  in effect as of the date hereof and which is required to be, and will be, signed by each nominee included in the Company slate of Board nominees) (the “Nomination Documents”);

(v)
that should the Icahn Designee resign from the Board or be rendered unable to, or refuse to, be appointed to, or for any other reason fail to serve or is not serving, on, the Board (other than as a result of not being nominated by the Company for an Annual Meeting subsequent to the 2013 Annual Meeting), the Icahn Group shall be entitled to designate, and the Company shall cause to be added as a member of the Board, a replacement that is approved by the Company, such approval not to be unreasonably withheld or delayed (an “Acceptable Person”) (and if such proposed designee is not an Acceptable Person, the Icahn Group shall be entitled to continue designating a recommended replacement until such proposed designee is an Acceptable Person) (a “Replacement”).  Any such Replacement who becomes a Board member in replacement of the Icahn Designee shall be deemed to be the Icahn Designee for all purposes under this Agreement, and prior to his or her appointment to the Board, shall be required to provide to the Company the Nomination Documents and irrevocable resignations as director in the forms attached hereto as Exhibits A-1 and A-2;

(vi)
that for any Annual Meeting subsequent to the 2013 Annual Meeting, the Company shall notify the Icahn Group in writing no less than 45 calendar days before the advance notice deadline set forth in the Company’s bylaws whether the Icahn Designee will be nominated by the Company for election as a director at such Annual Meeting and, if the Icahn Designee is to be so nominated, shall use commercially reasonable efforts to cause the election of the Icahn Designee so nominated by the Company (including recommending that the Company’s stockholders vote in favor of the election of the Icahn Designee, including the Icahn Designee in the Company’s proxy statement for such Annual Meeting and otherwise supporting the Icahn Designee for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate); and

(vii)
that as of the date hereof, the Company represents and warrants that, prior to appointing the Icahn Designee to the newly created directorship as contemplated by Section 1(a)(i), the Board is composed of ten (10) directors and that there are no vacancies on the Board.  The Company agrees that, from and after the date hereof until the 2014 Annual Meeting, so long as an Icahn Designee is a member of the Board, the Company shall not increase the size of the Board above eleven (11) directors, each having one vote on all matters.

(b)
that from and after the date hereof until the 2014 Annual Meeting, so long as an Icahn Designee is a member of the Board: (1) the Board will not form an Executive Committee of the Board unless the Icahn Designee is appointed a member thereof;  (2) with respect to any Board consideration of appointment and employment of executive officers, mergers, acquisitions, dispositions of material assets, or other extraordinary transactions, such consideration, and voting with respect thereto, shall take place only at the full Board level or in committees of which the Icahn Designee is a member; and (3) the Icahn Designee shall be appointed a member of the Succession Planning Committee (being the committee of the Board responsible for running the process for the selection of a new chief executive officer and president of the Company, to the extent such process is not conducted by the full Board).  The Icahn Designee confirms that he or she will in good faith consider recusal from such portions of Board or committee meetings, if any, involving conflicts between the Company and the Icahn Group.

(c)
Notwithstanding the foregoing, if at any time after the date hereof, the Icahn Group, together with all controlled Affiliates of the members of the Icahn Group (such controlled Affiliates, collectively and individually, the “Icahn Affiliates”), ceases collectively to beneficially own (as defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), an aggregate Net Long Position in at least 15,331,002 shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) of Common Stock as of such date, (1) the Icahn Group shall cause the Icahn Designee to promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (2) the Company shall have no further obligations under this Section 1.  In furtherance of this Section 1(b), the Icahn Designee shall, prior to his or her appointment to the Board, and each member of the Icahn Group shall cause the Icahn Designee to, execute an irrevocable resignation as director in the form attached hereto as Exhibit A-1 and deliver it to the Company.  The Icahn Group shall keep the Company regularly apprised of the Net Long Position of the Icahn Group and the Icahn Affiliates to the extent that the Icahn Group is no longer subject to Section 16 and such position differs from the ownership positions publicly reported on the Icahn Group’s Schedule 13D and amendments thereto.  For purposes of this Agreement: the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; the term “Net Long Position” shall mean: such shares of Common Stock beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(d)
At all times while serving as a member of the Board, the Icahn Designee shall comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s code of business conduct and ethics, purchasing code of conduct, securities trading policies, and corporate governance guidelines, and preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees (all subject to Section 4 of this Agreement). For the avoidance of doubt, without limiting the applicability of relevant laws, the Company agrees that such policies, procedures, processes, codes, rules, standards and guidelines shall not be applicable to, or deemed to apply or extend to, the members of the Icahn Group (other than their application to the Icahn Designee himself or herself).

2.	Certain Other Matters.

(a)
The parties acknowledge that an Icahn Designee may resign from the Board at any time by giving prior written notice to the Board.  For so long as any Icahn Designee is a member of the Board (it being understood that if such an Icahn Designee is no longer a member of the Board due to circumstances in which the Icahn Group would be entitled to appoint a Replacement, an Icahn Designee shall be deemed to continue to be a member of the Board for all purposes of this Agreement until such time as the Icahn Group irrevocably waives in writing any right to designate such a Replacement or appoints such a Replacement) (the “Board Representation Period”), no member of the Icahn Group shall, directly or indirectly, and each member of the Icahn Group shall cause each Icahn Affiliate not to, directly or indirectly (it being understood and agreed that the following restrictions shall not apply to any Icahn Designee or Replacement in such person’s capacity as a director of the Company):

(i)
solicit proxies or written consents of stockholders or conduct any other type of referendum (binding or non-binding) with respect to, or from the holders of, the Voting Securities (as defined below), or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in or assist any third party in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of the Voting Securities (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);

(ii)
encourage, advise or influence any other person or assist any third party in so encouraging, assisting or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);

(iii)
form or join in a partnership, limited partnership, syndicate or other group, including a group as defined under Section 13(d) of the Exchange Act, with respect to the Voting Securities, or otherwise support or participate in any effort by a third party with respect to the matters set forth in clause (i) above;

(iv)
present at any Annual Meeting or any special meeting of the Company’s stockholders or through action by written consent any proposal for consideration for action by stockholders or (except as explicitly permitted by this Agreement) propose any nominee for election to the Board or seek representation on the Board or the removal of any member of the Board, other than through action at the Board by an Icahn Designee acting in his or her capacity as such;

(v)
grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting of stockholders (an “Annual Meeting”)) or deposit any Voting Securities of the Company in a voting trust or subject them to a voting agreement or other arrangement of similar effect with respect to any Annual Meeting except as provided in Section 2(b) below, special meeting of stockholders or action by written consent (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like);

(vi)	make any request under Section 220 of the Delaware General Corporation Law;

(vii)
make, or cause to be made, by press release or similar public statement to the press or media, or in an SEC filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism), the Company, its officers or its directors or any person who has served as an officer or director of the Company in the past (and the Company shall not make, or cause to be made, by press release or similar public statement, including to the press or media or in an SEC filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism), any member of the Icahn Group, the officers or directors of any member of the Icahn Group, or any person who has served as an officer or director of any member of the Icahn Group in the past);

(viii)
institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions);

(ix)
other than pursuant to a Qualifying Offer (as such term is defined in the Rights Agreement dated as of August 27, 2012, between the Company and Computershare Shareowner Services LLC) or any other transaction approved by the Board, acquire Beneficial Ownership of Voting Securities that would equal or exceed (in the aggregate with all other members of the Icahn Group and all Icahn Affiliates) the greater of (x) 15% of the then total outstanding Voting Securities and (y) the percentage of the then total outstanding Voting Securities acquired by any other Person under circumstances in which the Board has waived or carved out by exception or similar devices the applicability of either any Rights Plan (as hereafter defined) currently in effect or which the Company hereafter adopts or Section 203 of the Delaware General Corporation Law to such Person’s acquisition of the Voting Securities (and the Company hereby does, and agrees that it shall, provide the same waiver, carve out, exception or similar device for the Icahn Group and its Affiliates); provided that, notwithstanding any other provision herein to the contrary, if the Board Representation Period has expired prior to the 365th day following the date of this Agreement, this clause (ix) shall remain in effect through the 365th day following the date of this Agreement.  The term “Rights Plan” shall mean any plan or arrangement of the sort commonly referred to as a “rights plan” or “stockholder rights plan” or “shareholder rights plan” or “poison pill” that is designed to prevent or make more difficult a hostile takeover of the Company by increasing the cost to a potential acquirer in such a takeover either through the issuance of new rights, shares of common stock or preferred stock (or any other security or device that may be issued to stockholders of the Company other than ratably to all stockholders of the Company) that carry severe redemption provisions, favorable purchase provisions or otherwise, and any related rights agreement;

(x)
without the prior approval of the Board, separately or in conjunction with any other person or entity in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose (publicly or to the Company) or participate in, effect or seek to effect, any tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its subsidiaries or its or their securities or a material amount of the assets or businesses of the Company or any of its subsidiaries; or

(xi)	request, directly or indirectly, any amendment or waiver of the foregoing in a manner that would reasonably likely require public disclosure by the Icahn Group or the Company.

               As used in this Agreement, the term “Voting Securities” shall mean the common stock, par value $0.10 per share, of the Company (the “Common Stock”) and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for Common Stock or other securities, whether or not subject to the passage of time or other contingencies.

               As used in this Agreement, the term “Beneficial Ownership” of “Voting Securities” means ownership of: (i) Voting Securities, (ii) rights or options to own or acquire any Voting Securities (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise) and (iii) any other economic exposure to Voting Securities, including through any derivative transaction that gives any such person or any of such person’s controlled Affiliates the economic equivalent of ownership of an amount of Voting Securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Voting Securities, or which provides such person or any of such person’s controlled Affiliates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Voting Securities, in any case without regard to whether (x) such derivative conveys any voting rights in Voting Securities to such person or any of such person’s Affiliates, (y) the derivative is required to be, or capable of being, settled through delivery of Voting Securities, or (z) such person or any of such person’s Affiliates may have entered into other transactions that hedge the economic effect of such Beneficial Ownership of Voting Securities. For purposes of this Section, no Person shall be, or be deemed to be, the “Beneficial Owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company.

(b)
Unless the Company or the Board has: (1) breached Sections 1(a)(i), (ii) or (vii); (2) breached Sections 1(a)(iii) or 1(b) and failed to cure such breach following the receipt of written notice thereof from the Icahn Group specifying any such breach; or (3) otherwise materially breached this Agreement and failed to cure such breach following the receipt of written notice thereof from the Icahn Group specifying any such breach, during the Board Representation Period each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct the record owner, in the case of all shares of Voting Securities Beneficially Owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, as of the record date for any Annual Meeting within the Board Representation Period, in each case that are entitled to vote at any such Annual Meeting, to be present for quorum purposes and to be voted, at all such Annual Meetings or at any adjournments or postponements thereof, for all directors nominated by the Board for election at such Annual Meeting and in favor of ratification of the appointment of the Company’s auditors.

3.
Public Announcements.  No earlier than 8:00 a.m., New York City time, on the first trading day after the date hereof, the Company and the Icahn Group shall announce this Agreement and the material terms hereof by means of a press release in the form attached hereto as Exhibit C (the “Press Release”). Neither the Company nor the Icahn Group shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other party.  The Company acknowledges that the Icahn Group intends to file this Agreement and the agreed upon Press Release as an exhibit to its Schedule 13D pursuant to an amendment that the Company shall have the opportunity to review in advance.  The Company shall have an opportunity to review in advance any Schedule 13D filing made by the Icahn Group with respect to this Agreement and the Icahn Group shall have an opportunity to review in advance the Form 8-K to be made by the Company with respect to this Agreement.

4.
Confidentiality Agreement. The Company hereby agrees that: (i) the Icahn Designee is permitted to and may provide confidential information subject to and in accordance with the terms of the confidentiality agreement in the form attached hereto as Exhibit B (the “Confidentiality Agreement”) (which the Icahn Group agrees to execute and deliver to the Company and cause the Icahn Designee to abide by) and (ii) the Company will execute and deliver the Confidentiality Agreement to the Icahn Group substantially contemporaneously with execution and delivery thereof by the other signatories thereto.  During the Board Representation Period, in the case where Carl Icahn is not himself the Icahn Designee, the Board shall not adopt a policy precluding members of the Board from speaking to Mr. Icahn, and the Company and the Board confirm that it will advise members of the Board that they may speak to Mr. Icahn (but subject to the Confidentiality Agreement), if they are willing to do so (but may caution them regarding specific matters, if any, that involve conflicts between the Company and the Icahn Group).

5.
Representations and Warranties of All Parties.  Each of the parties represents and warrants to the other party that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party; and (d) there is currently no pending or outstanding litigation between the Icahn Group and the Company or affiliates thereof concerning requests or demands by the Icahn Group  pursuant to Section 220 of the Delaware General Corporation Law or otherwise. The Company represents and warrants that, since January 1, 2013 through the date hereof, other than as publicly disclosed, no material amendments or modifications have been made to the Company’s bylaws or the compensatory arrangements between the Company and any of its officers or directors.

6.
Representations and Warranties of Icahn Group.  Each member of the Icahn Group jointly represents and warrants that, as of the date of this Agreement, (i) the Icahn Group collectively Beneficially Own, an aggregate of 30,662,005 shares of Common Stock; (ii) except for such ownership, no member of the Icahn Group, individually or in the aggregate with all other members of the Icahn Group and Icahn Affiliates, has any other Beneficial Ownership of, and/or economic exposure to, any Voting Securities, including through any derivative transaction described in the definition of “Beneficial Ownership” above; and (iii) the Icahn Group, collectively with the Icahn Affiliates, have a Net Long Position of 30,662,005 shares of Common Stock.

7.
Miscellaneous.  The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy.  Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware.  In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.  Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

8.
No Waiver.  Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

9.
Entire Agreement.  This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

10.
Notices.  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy and email is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:
                Forest Laboratories, Inc.
909 Third Avenue
New York, NY 10022
Facsimile: (212) 224-6740
Email: herschel.weinstein@frx.com
Attention:  Herschel S. Weinstein, Senior Vice President and General Counsel

                                                With a copy to (which shall not constitute notice):

                      Wachtell, Lipton, Rosen & Katz
                                                 51 West 52nd Street
                                                 New York, NY 10019
                                                 Facsimile: 212-403-2000
                                                 Email:     ARBrownstein@wlrk.com
                                                                 IKirman@wlrk.com
                                                 Attention: Andrew R. Brownstein
                                                                     Igor Kirman

if to the Icahn Group:
Icahn Associates Corp.
                767 Fifth Avenue, 47th Floor
                New York, New York 10153
Attention:  Carl C. Icahn
Facsimile:  (212) 750-5807
Email: sgordon@sfire.com

                                                With a copy to (which shall not constitute notice):

                            Icahn Associates Corp.
                                                767 Fifth Avenue, 47th Floor
                                                New York, New York 10153
                                                Attention: Keith Schaitkin                   Jesse Lynn
                                                Facsimile: (212) 688-1158                      (917) 591-3310
                                                 Email: kls@sfire.com                            jlynn@sfire.com

11.
Severability.  If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

12.	Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

13.	Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

14.	No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

15.	Fees and Expenses. Neither the Company, on the one hand, nor the Icahn Group, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement.

16.
Interpretation and Construction.  Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel.  Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The term “including” shall be deemed to mean “including without limitation” in all instances.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

FOREST LABORATORIES, INC.

By:   ______________________________
                   Name:
                   Title:

                 CARL C. ICAHN

                                                                              ________________________
                     Carl C. Icahn

VINCENT J. INTRIERI

_______________________
Vincent J. Intrieri

HIGH RIVER LIMITED PARTNERSHIP

By:  ______________________________
    Name:
    Title:

HOPPER INVESTMENTS LLC

By: _______________________________
    Name:
    Title:

BARBERRY CORP.

By:  _______________________________
    Name:
    Title:

ICAHN PARTNERS LP

By:  _______________________________
    Name:
    Title:

ICAHN PARTNERS MASTER FUND LP

By:  _______________________________
    Name:
    Title:

ICAHN PARTNERS MASTER FUND II LP

By:  _______________________________
    Name:
    Title:

ICAHN PARTNERS MASTER FUND III LP

By:  _______________________________
    Name:
    Title:

ICAHN ENTERPRISES G.P. INC.

By:  _______________________________
    Name:
    Title:

ICAHN ENTERPRISES HOLDINGS L.P.

By:  _______________________________
    Name:
    Title:

IPH GP LLC

By:  _______________________________
    Name:
    Title:

ICAHN CAPITAL LP

By:  _______________________________
    Name:
    Title:

ICAHN ONSHORE LP

By:  _______________________________
    Name:
    Title:

ICAHN OFFSHORE LP

By:  _______________________________
    Name:
    Title:

BECKTON CORP

By:  _______________________________
    Name:
    Title:

SCHEDULE A

CARL C. ICAHN
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II LP
ICAHN PARTNERS MASTER FUND III LP
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
IPH GP LLC
ICAHN CAPITAL LP
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
BECKTON CORP.
VINCENT J. INTRIERI

EXHIBIT A-1

FORM OF IRREVOCABLE RESIGNATION RE: NOMINATION AND STANDSTILL AGREEMENT

__________, 201__

Board of Directors
Forest Laboratories, Inc.
909 Third Avenue
New York, NY 10022

Re:           Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 1(a)(v) or 1(b) of that certain Nomination and Standstill Agreement, dated June ____, 2013, between Forest Laboratories, Inc. and the members of the Icahn Group signatory thereto (the “Agreement”).  Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.  Effective only upon, and subject to, such time as the Icahn Group, together with all of the Icahn Affiliates, ceases collectively to “beneficially own” (as defined in Rule 13d-3 under the Exchange Act) an aggregate Net Long Position of at least 15,331,002 shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) of Common Stock, I hereby resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

Sincerely,

_____________________________
Name:

EXHIBIT A-2

FORM OF IRREVOCABLE RESIGNATION RE: MAJORITY VOTING

Form Resignation

[Date]

Attention: Chairperson of the Board of Directors

Dear _________:

In accordance with the Practices of the Board of Directors of Forest Laboratories, Inc. regarding majority voting in director elections, I hereby tender my resignation as a director of the Board, provided that this resignation shall be effective only in the event that (i) I fail to receive a sufficient number of votes for re-election at the next meeting of the stockholders of the Company at which my seat on the Board will be subject to election (the "Applicable Annual Meeting") and (ii) the Board accepts this resignation following my failure to be re-elected at the Applicable Annual Meeting.

If I am re-elected at the Applicable Annual Meeting, this resignation will be deemed withdrawn upon my re-election. However, if I am not re-elected at the Applicable Annual Meeting, this resignation will be deemed withdrawn only if and when the Board decides not to accept this resignation in accordance with the preceding paragraph. This resignation may not be withdrawn by me at any time other than as set forth in this paragraph.

Very truly yours,

________________________________
Director

EXHIBIT B

[CONFIDENTIALITY AGREEMENT]

EXHIBIT C

[PRESS RELEASE]